UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2014

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-185640 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2014, NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), through a subsidiary of its operating partnership, completed the purchase of a $25.5 million senior loan (the “Senior Loan”) secured by a multifamily property located in Savannah, Georgia. Previously NorthStar Income II accumulated a $16.5 million pari passu participation in the Senior Loan (the “Previous Participation”), which it acquired from an affiliate of NorthStar Realty Finance Corp., NorthStar Income II’s sponsor (the “Sponsor”), through multiple purchases. NorthStar Income II completed its acquisition of the entire Senior Loan by purchasing the remaining $9.0 million participation interest (the “Remaining Participation”), making NorthStar Income II the sole owner of the Senior Loan with full control rights. The Senior Loan was purchased at the Sponsor’s cost basis and was approved by NorthStar Income II’s board of directors, including all of the independent directors, in accordance with its conflicts of interest policy. NorthStar Income II funded the Remaining Participation with proceeds from its initial public offering.

The Senior Loan was originated on August 22, 2013 by an affiliate of the Sponsor. In connection with the purchase of the Remaining Participation, on January 9, 2014 NorthStar Income II and Trellis Apartments-T, LLC, an affiliate of the Sponsor, entered into the third amendment to the Mortgage Participation Agreement, dated September 18, 2013, for the sole purpose of increasing the size of the Previous Participation. Concurrently, the affiliate of the Sponsor assigned all of its remaining rights in the Senior Loan to NorthStar Income II and the participation agreement was terminated.

The Senior Loan is secured by a 264-unit, class-A multifamily property (the “Property”) located in Savannah, Georgia. The Property was constructed in 2009 and is located approximately 10 miles from downtown Savannah, in close proximity to major transportation routes and regional employers. The Property consists of 11 buildings containing 280,000 net rentable square feet. The borrower (the “Borrower”) and its affiliates have extensive commercial real estate experience and currently own and manage over 11,000 multifamily units throughout the southeastern United States.

The Senior Loan bears interest at a floating rate of 6.30% over the one-month London Interbank Offered Rate (“LIBOR”), but at no point shall LIBOR be less than 0.25%, resulting in a minimum interest rate of 6.55% per annum. NorthStar Income II will earn a fee equal to 1.0% of the outstanding principal amount of the Senior Loan at the time of repayment. The Senior Loan is currently unlevered and NorthStar Income II intends to finance the Senior Loan on a credit facility in the future.

The initial term of the Senior Loan is 36 months, with two one-year extension options available to the Borrower, subject to the satisfaction of certain performance tests and the Borrower paying a fee equal to (i) 0.25% of the amount being extended for the first extension option and (ii) 0.50% of the amount being extended for the second extension option. The Senior Loan may be prepaid at any time during the first 18 months, provided the Borrower pays an amount equal to the greater of (i) the remaining interest due on the amount prepaid through month 18 and (ii) 1.0% of the amount prepaid. Thereafter, the Senior Loan may be prepaid in whole or in part without penalty. The related loan agreement requires the Borrower to comply with various financial and other covenants. In addition, the related loan agreement contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the Borrower, the occurrence of an event of default relating to the collateral or a change in control of the Borrower.

The Property’s loan-to-value ratio (“LTV Ratio”) was 84% at the time of origination. The LTV Ratio is the amount loaned to the Borrower net of reserves funded and controlled by NorthStar Income II and its affiliates, if any, over the appraised value of the Property at origination.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “intends” or other similar words or expressions. These statements are based on NorthStar Income II’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Income II can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income II’s expectations include, but are not limited to, the ability of the Borrower to effectively manage the Property, the ability of the Borrower to comply with the terms, including financial and other covenants, of the Senior Loan, NorthStar Income II’s ability to finance the Senior Loan on a credit facility in the future, whether the Borrower determines to extend the Senior Loan, changes in market rates for multifamily properties located in Savannah, Georgia, future property values, the impact of any losses from our properties on cash flows and returns, property level cash flows, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, the ability to achieve its targeted returns, generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in NorthStar Income II’s filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income II on the date hereof and NorthStar Income II is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

Item 9.01. Exhibits.
 (d) Exhibits.

Exhibit Number	Description
10.1	Third Amendment to Mortgage Participation Agreement, dated January 9, 2014, between Trellis Apartments-T, LLC and Trellis Apartments NT-II, LLC
10.2	Termination of Participation Agreement, dated January 9, 2014, between Trellis Apartments-T, LLC and Trellis Apartments NT-II, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: January 15, 2014	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Mortgage Participation Agreement, dated January 9, 2014, between Trellis Apartments-T, LLC and Trellis Apartments NT-II, LLC
10.2	Termination of Participation Agreement, dated January 9, 2014, between Trellis Apartments-T, LLC and Trellis Apartments NT-II, LLC

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